Exhibit 99.1

FOR IMMEDIATE RELEASE

Clean Diesel Technologies, Inc. Announces Selected Preliminary
Third Quarter 2011 Financial Results
Enters into Discretionary Equity Commitment with Lincoln Park Capital

Ventura, CA – October 11, 2011 — Clean Diesel Technologies, Inc. (NASDAQ:CDTI) (“Clean Diesel”), a cleantech emissions reduction company, announced today selected unaudited preliminary third quarter 2011 financial results. Clean Diesel also announced today that it has entered into an equity purchase agreement with Lincoln Park Capital Fund, LLC, a Chicago-based institutional investor firm.

The October 15, 2010 business combination with Catalytic Solutions, Inc. (or “CSI”), which Clean Diesel refers to as the “Merger” was accounted for as a reverse acquisition. Accordingly, Clean Diesel’s (the legal acquirer’s) consolidated financial statements are now those of CSI (the accounting acquirer), with the assets and liabilities and revenues and expenses of legacy Clean Diesel being included in CSI’s financial statements effective from October 15, 2010, the closing date of the Merger. As such, the amounts discussed below for periods prior to the Merger are those of CSI and its consolidated subsidiaries, with amounts of legacy Clean Diesel operations included from the date of the Merger.

Preliminary total revenues for the third quarter of 2011 are expected to be in excess of $14.7 million, or up over 34%, as compared to $10.9 million in the third quarter of 2010 and up over 25% as compared to $11.5 million in the second quarter of 2011. Revenue for the quarter for Clean Diesel’s Heavy Duty Diesel Systems division (“HDD”) is expected to grow in excess of 50% as compared to the same period a year ago, and is expected to be higher than the second quarter of 2011. HDD revenues have benefited from continued strength in sales to the material handling and mining sectors and strong growth in North American retrofit sales and sales in the London Low Emission Zone (“LEZ”). HDD revenue includes approximately $0.3 million of sales from the legacy Clean Diesel business as a result of the Merger. The Catalyst division external sales are expected to be slightly lower than a year ago, but are expected to be higher than the second quarter of 2011 as a result of the recovery of Clean Diesel’s Japan-based customer’s production volumes in August and September, following the earthquake and ensuing tsunami that occurred in March 2011. Including interdivisional sales of catalyst products, which were eliminated in consolidation, sales for this division are expected to grow in excess of 40% in the third quarter of 2011 when compared to the same quarter in 2010.

Clean Diesel’s preliminary results remain subject to finalization by its management and review by its outside independent accountants. While a wide range of results remains possible, Clean Diesel continues to expect its revenues to grow for 2011. Total revenue for 2011 is likely to be heavily weighted to late in the year as a result of the currently expected timing of anticipated sales in the London LEZ. Clean Diesel currently expects to release full results for its third quarter ended September 30, 2011, on or about November 10, 2011.

Clean Diesel Technologies, Inc. * 4567 Telephone Road, Suite 206 * Ventura CA 93003 * 805-639-9458
www.cdti.com

Clean Diesel also announced today that on October 7, 2011, it entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”). Under the Purchase Agreement, Clean Diesel has the option, at its sole discretion, to sell to LPC, from time to time, up to $10.0 million of its common stock over a 30-month period. Clean Diesel has the right, but not the obligation, to direct LPC to make purchases of Clean Diesel’s common stock in amounts up to $0.5 million, which can be accelerated to amounts up to $1.5 million depending on Clean Diesel’s share price and other conditions as set forth in the Purchase Agreement. Clean Diesel intends to use the net proceeds from the sale of common stock under the Purchase Agreement for working capital and general corporate purposes.

Clean Diesel is required to file a registration statement with the U.S. Securities and Exchange Commission covering the sale of the shares that may be issued to LPC under the Purchase Agreement. Once the registration statement is effective, LPC is obligated to make purchases as Clean Diesel directs in accordance with the Purchase Agreement, which may be terminated by Clean Diesel at any time, without cost or penalty.

“Driven by excellent execution by our team and demand across our customers, our preliminary third quarter revenue performance was strong,” stated Charles Call, Clean Diesel Technologies, Inc., Chief Executive Officer. “Based upon the preliminary results, we experienced solid sequential revenue growth in both our Heavy Duty Diesel Systems and Catalyst businesses.”

“In 2011, we made the strategic decision to invest in product development, sales and marketing to enable growth and to take advantage of the opportunities that are underway in the London Low Emission Zone and the U.S. market for our Heavy Duty Diesel Systems,” said Mr. Call. “Many of these investments have contributed to our results in the first nine months of 2011, and we believe they will continue to support growth in the fourth quarter of 2011 and beyond. In order to assure that we have sufficient working capital to manage the expected growth for the remainder of the year and into 2012, we entered into a purchase agreement with LPC that provides us with the flexibility we may need to strategically grow the business. With the current uncertain global economic environment, we believe this agreement provides insurance for us to meet potential needs for working capital due to the London LEZ programs in 2011 and the California Truck & Bus Rule in 2012 and beyond.”

A more detailed description of the Purchase Agreement and transaction with LPC is set forth in Clean Diesel’s Current Report on Form 8-K to be filed with the SEC as of the date of this press release.

Clean Diesel Technologies, Inc. * 4567 Telephone Road, Suite 206 * Ventura CA 93003 * 805-639-9458
www.cdti.com

About Clean Diesel Technologies, Inc.

Clean Diesel is a vertically integrated global manufacturer and distributor of emissions control systems and products, focused on the heavy duty diesel and light duty vehicle markets. Clean Diesel utilizes its proprietary patented Mixed Phase Catalyst (MPC®) technology, as well as its ARIS® selective catalytic reduction, Platinum Plus® fuel-borne catalyst, and other technologies to provide high-value sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road engine applications. Clean Diesel is headquartered in Ventura, California and currently has operations in the U.S., Canada, U.K., France, Japan and Sweden. For more information, please visit www.cdti.com.

About Lincoln Park Capital

LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, energy and technology. LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency. For more information, visit www.LincolnParkCapital.com.

Forward-Looking Statements Safe Harbor

Certain statements in this news release, such as statements about expected revenues and revenue growth, improved sales in Clean Diesel’s HDD and Catalyst divisions, anticipated sales in the London LEZ and to mining and material handling businesses, the growth of intercompany catalyst sales, and growth in the fourth quarter and 2011 due to investments in the business to capitalize on opportunities in the LEZ and North America constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the Company’s filings with the U.S. Securities and Exchange Commission, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update the forward-looking information contained in this release.

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Contact Information:

Kristi Cushing, Investor Relations Manager

Tel: +1 (805) 639-9458

Clean Diesel Technologies, Inc. * 4567 Telephone Road, Suite 206 * Ventura CA 93003 * 805-639-9458
www.cdti.com

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